                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-31342
PROSPECTUS SUPPLEMENT DATED APRIL 17, 2000
TO PROSPECTUS DATED APRIL 6, 2000

                        i2 logo            I2 TECHNOLOGIES, INC.

    $350,000,000 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2006

                                      AND

     4,605,790 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus is hereby amended to add the following information:

                                                                                 SHARES OF
                                           PRINCIPAL AMOUNT    PERCENTAGE OF    COMMON STOCK
                                            OF NOTES THAT          NOTES        THAT MAY BE
NAME OF SELLING SECURITYHOLDER               MAY BE SOLD        OUTSTANDING       SOLD(1)
------------------------------             ----------------    -------------    ------------
Morgan Stanley & Co......................     $2,500,000             *             32,898

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

                                                                                 SHARES OF
                                           PRINCIPAL AMOUNT    PERCENTAGE OF    COMMON STOCK
                                            OF NOTES THAT          NOTES        THAT MAY BE
NAME OF SELLING SECURITYHOLDER               MAY BE SOLD        OUTSTANDING       SOLD(1)
------------------------------             ----------------    -------------    ------------
Allstate Insurance Co. ..................    $ 1,560,000              *            20,528
Highbridge International LLC.............     16,975,000            4.8%          223,380

---------------

 *  Indicates less than one percent.

(1) Assumes full conversion of the notes held by such holder at the rate of
    13.1594 shares per each $1,000 in principal amount of notes.